CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 22, 2014
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

DUBUQUE, Iowa, January 22, 2014 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on March 7, 2014 to stockholders of record at the close of business on February 21, 2014. At December 31, 2013, there were 18,399,156 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.
About Heartland Financial USA, Inc.

Heartland Financial USA, Inc., is a $5.7 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 80 banking locations in 60 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon and Washington. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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